WARRANT AMENDMENT AGREEMENT
(Single Warrant)

THIS AMENDMENT AGREEMENT is dated effective October 5, 2006 between NORD RESOURCES CORPORATION, a Delaware corporation, (the “Company”) and the undersigned holder of warrants in the Company (the “Holder”).

WHEREAS:

(A)	Holder is the holder of warrants to purchase shares of common stock in the Company as described on the execution page hereof (the “Warrants”);

(B)	The Warrants were issued pursuant to an agreement between Holder and the Company on the date set forth on the execution page hereof (the “Original Agreement”);

(C)	The parties hereto wish to amend the terms of the Original Agreement that governs the treatment of the Warrants in the event of a Corporate Transaction (as defined below).

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	The following terms will have the following meanings in this Amendment

Agreement:

“Common Stock” means the shares of common stock of the Company.

“Corporate Transaction” means consummation of either (i) a merger or consolidation of the Company with or into any other corporation, entity or person or (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets; provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

"Related Party Transaction" means (i) a merger or consolidation of the Company in which the holders of Common Stock immediately prior to the merger hold at least a majority of the Common Stock in the Successor Corporation immediately after the merger; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (iii) a mere reincorporation of the Company; or (iv) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

“Successor Corporation” has the meaning given below.

2.	Any and all provisions in the Original Agreement governing the treatment of Holder’s Warrants in the event of a transaction that would constitute a Corporate Transaction will be replaced and superseded in their entirety by the following provisions:

“The Company will have the authority, in its absolute discretion, exercisable either in advance of or at the time of any actual or anticipated Corporate Transaction, to either:

(a)	negotiate to have Holder’s outstanding Warrants be assumed or an equivalent warrant or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”); or

(b)	cancel Holder’s outstanding Warrants in exchange for Holder’s right to receive a payment in cash or property equal to: (i) the per share consideration received by holders of Common Stock in the Corporate Transaction; (ii) minus the exercise price of the Warrants;
(iii) multiplied by the number of shares of Common Stock underlying the Warrants.

For the purposes of this provision, the Warrants shall be considered assumed or substituted for if following the Corporate Transaction the substituted security confers the right to purchase or receive, for each share of Common Stock subject to the Warrants immediately prior to the Corporate Transaction, shares of common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of substantial equal value will be made by the Company.

All Warrants shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.”

3.	The parties hereto agree that any and all provisions in the Original Agreement that provide Holder with a right to notice of a corporate action and any consent rights that Holder may have in connection with a Corporate Transaction are deleted and extinguished in their entirety.

4.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic delivery of original signatures will be deemed to be original signatures for all purposes.

5.	This Agreement does not amend or modify any provisions of the Original Agreement, except as set forth herein.

NORD RESOURCES CORPORATION

Per:	/s/ John T. Perry	/s/ W. Pierce Carson
	Authorized Signatory	Signature

John T. Perry - CFO		W. Pierce Carson
Print Name and Title		Print Name (and Title, if applicable)

Name of Holder	Pierce Carson
Number of Warrants	250,000
Exercise Price	$.50
Date of Original Agreement	April 22, 2005